UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.01 Change in Registrant's Certifying Accountant
The Audit Committee (the "Audit Committee") of the Board of Directors of HomeTrust Bancshares, Inc. (the "Company") conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2025. The Audit Committee invited several firms to participate in this process, including Forvis Mazars, LLP ("Forvis Mazars"), the Company's current independent registered public accounting firm.
(a) Dismissal of Independent Registered Public Accounting Firm
As a result of this process, following the review and evaluation of proposals from participating firms, on December 18, 2024, the Audit Committee approved the dismissal of Forvis Mazars as the Company's independent registered public accounting firm, effective upon completion of their audits of the Company's consolidated financial statements as of and for the year ending December 31, 2024 and internal control over financial reporting as of December 31, 2024, and the issuance of their reports thereon. The Company notified Forvis Mazars of the dismissal on December 19, 2024 (the "Notice Date").
The audit reports of Forvis Mazars on the consolidated financial statements of the Company for the six-month transition period ended December 31, 2023 and the fiscal years ended June 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's six-month transition period ended December 31, 2023 and the fiscal years ended June 30, 2023 and 2022 and during the subsequent interim period from January 1, 2024 through the Notice Date, there were (i) no disagreements between the Company and Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreement in connection with Forvis Mazars’ reports on the Company’s consolidated financial statements for the six-month transition period ended December 31, 2023 and the fiscal years ended June 30, 2023 and 2022, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions.
The Company provided Forvis Mazars with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of Forvis Mazars' letter dated December 23, 2024 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 7.1 to this report.
(b) Engagement of Independent Registered Public Accounting Firm
On the Notice Date, the Company notified Crowe LLP (“Crowe”) that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 (beginning with a review of the Company's quarterly consolidated financial statements for the first quarter of that year), subject to completion of Crowe’s standard client acceptance procedures. The selection of Crowe was approved by the Audit Committee on December 18, 2024.
During the Company’s six-month transition period ended December 31, 2023 and the fiscal years ended June 30, 2023 and 2022, and the subsequent interim period from January 1, 2024 through the Notice Date, neither the Company nor anyone on its behalf consulted Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).
Item 9.01  Financial Statements and Exhibits
(d)           Exhibits

7.1	Letter from Forvis Mazars, LLP dated December 23, 2024 to the Securities and Exchange Commission.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: December 23, 2024	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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